UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):  April 16, 2010

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
Initial Depositor
(Exact name of Registrant as specified in its charter)

Internet Architecture HOLDRS (SM) Trust
[Issuer with respect to the receipts]

DELAWARE (State or other jurisdiction of incorporation)	001-15701 Commission File Number	13-5674085 (I.R.S. Employer Identification No.)
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250 Vesey Street
New York, New York 10281
(Address of principal executive offices and zip code)

(212) 449-1000
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On April 12, 2010, the merger of 3Com Corporation and Hewlett-Packard Company became effective.  As a result, 3Com Corporation will no longer be an underlying constituent of the Internet Architecture HOLDRS Trust.  In connection with the merger, 3Com Corporation shareholders will receive $7.90 in cash for each share of 3Com Corporation held.  The Bank of New York Mellon will receive $23.70 for the 3 shares of 3Com Corporation per 100 shares round-lot of Internet Architecture HOLDRS.  The Bank of New York Mellon will distribute the cash at a rate of $0.237 for each depositary share of Internet Architecture HOLDRS.  The record date and distribution date will be April 22, 2010 and April 26, 2010, respectively.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Internet Architecture HOLDRS Trust Prospectus Supplement dated April 16, 2010 to Prospectus dated April 15, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Date: April 16, 2010	By:	/s/ Liam B. O’Neil
		Name:	Liam B. O’Neil
		Title:	Managing Director

EXHIBIT INDEX

Number and Description of Exhibit

(99.1)	Internet Architecture HOLDRS Trust Prospectus Supplement dated April 16, 2010 to Prospectus dated April 15, 2010.